                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 7, 1998


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)


                                  PP&L, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905            23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 610-774-5151


___________________________________________________________________________
      (Former name or former address, if changed since last report.)
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5.	Other Events

	PUC Restructuring Proceeding

	Reference is made to the 1997 Form 10-K of PP&L Resources, Inc. and PP&L, Inc. ("PP&L") regarding PP&L's April 1, 1997 filing of its restructuring plan with the Pennsylvania Public Utility Commission ("PUC") pursuant to Pennsylvania's
Electricity Generation Customer Choice and Competition Act (the "Customer Choice Act"). On April 7, 1998, the Recommended Decision of Administrative Law Judge ("ALJ") George M. Kashi was issued. The following are the major elements of the Recommended Decision:

	1. The Recommended Decision makes certain adjustments to PP&L's stranded cost claim which had been proposed by the PUC Office of Trial Staff. Although the Recommended Decision does not quantify the level of stranded cost recovery that would result from the Decision, PP&L estimates the impact of the adjustments at approximately $350 million and the level of permitted stranded cost recovery at $4.14 billion.

	2. The Recommended Decision accepts PP&L's estimates of future competitive market prices used to determine stranded costs.

	3. The Recommended Decision accepts PP&L's proposed Code of Conduct and rejects proposals to prohibit PP&L from using its corporate name in the competitive marketplace.

	4. The Recommended Decision accepts PP&L's proposed consumer education program and universal service program.

	5. The Recommended Decision adopts the schedule for retail customer choice contained in the Customer Choice Act, phasing in all customers over three years beginning on January
1, 1999.

	The parties' Exceptions to the Recommended Decision are due by April 27; Replies to Exceptions must be filed by May 7. The PUC will review the Recommended Decision, Exceptions and Reply Exceptions and is expected to issue its final order in the proceeding on June 4, 1998.

	The PUC's final order may result in changes to components or assumptions in PP&L's restructuring plan or to findings or conclusions in the Recommended Decision that could have an adverse effect on the level of the Competitive Transition
Charge ("CTC") used to collect stranded costs from customers, the amount of stranded costs that are recoverable through the CTC or on the overall amount of revenues to be collected from customers. Accordingly, PP&L Resources and PP&L are unable to predict the ultimate effect of the Customer Choice Act or the PUC's final order in the restructuring proceeding on their financial position, their results of operation, future PP&L rate levels, the need or ability to issue securities to meet future capital requirements or the ability to maintain the common stock dividend at the current level.






                           SIGNATURE

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PP&L RESOURCES, INC.
                           PP&L, INC.


                           By:  _______/s/John R. Biggar_______
                                Senior Vice President-Financial


Date:  April 17, 1998